                                                                    Exhibit 3-72
--------------------------------------------------------------------------------

Microfilm Number 90131570      Filed with the Department of State on MAR 23 1990

Entry Number 1557917           /s/ [graphic of signature omitted]
                               ----------------------------------
                               Secretary of the Commonwealth


                           ARTICLES OF INCORPORATION
                                     DSCB:o o o

Indicate type of domestic corporation (check one):

|x| Business-stock (15 Pa. C.S. ss. 1306)                        |_| Professional (15 Pa. C.S. ss. 2903)

|_| Business-nonstock (15 Pa. C.S. ss. 210o)                     |_| Management (15 Pa. C.S. ss. 2701)

|_| Business-statutory class (15 Pa. C.S. ss. 230oo               |_| Cooperative (15 Pa. C.S. ss. 7701)
    is applicable)

1. The name of the corporation is ENCARE OF QUAKERTOWN, INC.
   This corporation is incorporated under the provision of the Business Corporation Law of 1988.

2. The address of the corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

   (a) c/o C T CORPORATION SYSTEM, 123 Broad St., Philadelphia,    Pa.      19109     Philadelphia
       -------------------------------------------------------------------------------------------
       Number and Street                          City             State    Zip       County

   (b)
       -------------------------------------------------------------------------------------------
       Name of Commercial Registered Office Provider                                  County

       For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is 100 (other provisions, if any, attach on 81/2 x 11 sheet)

4. The name and address, including street name and number, if any of each Incorporator is:

   Name                                     Address               Signature                            Date

   Morris Bienenfeld, c/o Wolff & Samson,   5 Becker Farm Road,   /s/ [graphic of signature omitted]   3/20/90
                                            Roseland, NJ 07068

5. The specified effective dates, if any, is: N/A
                                              ----------------------------------
                                              Month   day   year    hour, if any

6. Any additional provisions of the articles, if any, attach on 81/2 x 11 sheet.

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77A et seq.)

8. Business cooperative corporations only: (Complete and strike out inapplicable term). The common bond of membership among its members/shareholders is: N/A.

Microfilm Number___________    Filed with the Department of State on JUL 10 1998

Entry Number  1557917          /s/ [graphic of signature omitted]
                               ----------------------------------
                               Secretary of the Commonwealth


                STATEMENT OF CHANGE OF REGISTERED OFFICE BY AGENT
                                 DSCB:o o o (Rev o)

   In compliance with the requirements of 15 Pa. C.S. ss. 108 (relating to change in location and status of registered office provided by agent), the undersigned person who maintains the registered office of an association and who desires to change the following with respect to such agency hereby states that:

1. The name of the association represented by the undersigned person is: ENCARE OF QUAKERTOWN, INC. (PA. DOM.)

2. The address of the present registered office in this Commonwealth of the above-named association is:

   c/o C T CORPORATION SYSTEM, 1635 Market St.,    Philadelphia,    Pensylvania    19103    Philadelphia
   -----------------------------------------------------------------------------------------------------
   Number and Street                               City             State          Zip      County

3. If the registered office address is to be changed, complete the following):

   The address in the same county to which the registered office in this Commonwealth of the above-named association is to be changed is:

   -----------------------------------------------------------------------------
   Number and Street             City           State         Zip         County

4. Name of person in care of the foregoing office is: DOMENIC BORRIELLO

   The person named immediately above in this paragraph has been designated in fact as the agent in care of the registered office in the Commonwealth of Pennsylvania of the corporation named in paragraph 2 of this statement.

5. (Check one or more of the following, as appropriate):

   |_| This statement reflects a change in name of the agent.
   |_| The change in registered office set forth in this statement reflects the removal of the place of business of the agent to a new location within the county.
   |x| The status of the agent as a provider of the registered office of the above-named association has been terminated.

   IN TESTIMONY WHEREOF, the undersigned person has caused this statement to be signed this 30th day of June, 1998.

                                  C T CORPORATION SYSTEM
                                          (Name)

                                  BY: /s/ Theresa Alfieri
                                  ----------------------------
                                  Theresa Alfieri
                                  TITLE: Assistant Secretary